EX-23.2

                               CONSENT OF AUDITOR

                                  EXHIBIT 23.2

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

                                November 8, 1999

XIN NET CORP.

         We consent to the reference of our firm under the caption "Experts" and the use of our report dated July 25, 1999, in the Registration Statement (Form SB-2) and related Prospectus, of XIN NET CORP. for the registration of 5,885,000 shares of common stock.



                                                   CLANCY & CO, P.L.L.C.
                                                   BY:/S/CLANCY & CO., P.L.L.C.